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                                                                   EXHIBIT 3


                             POWERCERV CORPORATION
                      NONSTATUTORY STOCK OPTION AGREEMENT

         This Nonstatutory Stock Option Agreement (the "Agreement"), effective as of March 25, 1999, is made by and between POWERCERV CORPORATION, a Florida corporation (the "Company"), and ROY E. CRIPPEN, III (the "Recipient").

         WHEREAS, the Company wishes to grant an option to purchase shares of the Company's common stock to the Recipient pursuant to the terms of the PowerCerv Corporation 1995 Stock Option Plan, as amended and restated (the "Plan").

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

         1. GRANT OF OPTION. In consideration of service to the Company and for other good and valuable consideration, the Company grants to the Recipient an option to purchase 125,000 shares of the Company's common stock in accordance with the terms and conditions of the Plan.

         2. OPTION PRICE. The purchase price of the shares of stock covered by the option shall be $2.97 per share, which is the fair market value.

         3. ADJUSTMENTS IN OPTION. In the event that the outstanding shares of stock subject to the option are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend or combination of shares, the shares subject to the option and the price per share shall be equitably adjusted to reflect such changes. Such adjustment in the option shall be made without change in the total price applicable to the unexercised portion of the option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in the option price per share. Any such adjustment made by the Company's Stock Option Committee (or in its absence, the Compensation Committee or the Board of Directors of the Company, as may be applicable) shall be final and binding upon the Recipient, the Company and all other interested persons.

         4. PERSON ELIGIBLE TO EXERCISE OPTION. During the lifetime of the Recipient, only the Recipient may exercise the option or any portion thereof. After the death of the Recipient, any exercisable portion of the option may, prior to the time when the option becomes unexercisable under the terms of the Plan, be exercised by the Recipient's personal representative or by any other person empowered to do so under the Recipient's will, trust or under then applicable laws of descent and distribution.

         5. MANNER OF EXERCISE. The option, or any portion thereof, may be exercised only in accordance with the terms of the Plan and solely by delivery to the Secretary of the Company of all of the following items prior to the time when the option or such portion becomes unexercisable under the terms of the
Plan:



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             (a) Notice in writing signed by the Recipient or the other person then entitled to exercise the option or portion thereof, stating that the option or portion thereof is thereby exercised, such notice complying with all applicable rules (if any) established by the Stock Option Committee (or in its absence, the Compensation Committee or the Board of Directors of the Company, as may be applicable);

             (b) Full payment (in cash or by cashiers' or certified check) for the shares with respect to which such option or portion thereof is exercised;

             (c) A bona fide written representation and agreement, in a form satisfactory to the Stock Option Committee (or in its absence, the Compensation Committee or the Board of Directors of the Company, as may be applicable), signed by the Recipient or other person then entitled to exercise such option or portion thereof, stating that the shares of stock are being acquired for his own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act of 1933, as amended (the "Act""), and then applicable rules and regulations thereunder, and that the Recipient or other person then entitled to exercise such option or portion will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above. The Stock Option Committee (or in its absence, the Compensation Committee or the Board of Directors of the Company, as may be applicable) may, in its absolute discretion, take whatever additional actions it deems appropriate to ensure the observance and performance of such representations and agreement and to effect compliance with all federal and state securities laws or regulations. Without limiting the generality of the foregoing, the Stock Option Committee (or in its absence, the Compensation Committee or the Board of Directors of the Company, as may be applicable) may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on an option exercise does not violate the Act and may issue stop-transfer orders covering such shares. The written representations and agreement referred to in the first sentence of this subparagraph (c), however, shall not be required if the shares to be issued pursuant to such exercise have been registered under the Act, and such registration is then effective in respect of such shares; and

             (d) In the event the option or any portion thereof shall be exercised pursuant to paragraph 4 of the Agreement by any person or persons other than the Recipient, appropriate proof, satisfactory to the Stock Option Committee (or in its absence, the Compensation Committee or the Board of Directors of the Company, as may be applicable), of the right of such person or persons to exercise the option.

         6. CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES. The shares of stock deliverable upon the exercise of the option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have been reacquired by the Company. Such shares shall be fully paid and nonassessable.

         7. RIGHTS OF SHAREHOLDERS. The Recipient shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any shares purchasable upon the




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exercise of any part of the option unless and until certificates representing such shares shall have been issued by the Company to the Recipient.

         8. VESTING AND EXERCISABILITY. A Recipient's interest in the option shall vest according to the schedule described in this paragraph 8 and shall be exercisable as to not more than the vested percentage of the shares subject to the option at any point in time. To the extent an option is either unexercisable or unexercised, the unexercised portion shall accumulate until the option both becomes exercisable and is exercised, subject to the provisions of paragraph 9 of the Agreement. The option granted shall become vested according to the following schedule:

                      Date                         Percent Vested
                      ----                         --------------

             Prior to March 25, 1999                      0%
                      March 25, 1999                    100%

         9. DURATION OF OPTION. Except as specified below, the option granted hereunder shall expire on March 25, 2004. Notwithstanding the foregoing, the option may expire prior to March 25, 2004, in the following circumstances:

             (a) In the case of the Recipient's death, the option shall expire on the one-year anniversary of the Recipient's death.

             (b) Notwithstanding any provisions set forth above in this paragraph 9, if the Recipient shall commit any act of malfeasance or wrongdoing affecting the Company or its affiliates, any unexercised part of the option shall lapse immediately upon the occurrence of such event.

             (c) Additionally and notwithstanding any provisions set forth above in this paragraph 9, if the Recipient breaches any fiduciary duties or other contractual obligations with the Company, then any unexercised part of the option shall lapse immediately upon the occurrence of such event.

         10. TRIGGER EVENT. Contingent upon the occurrence of a Trigger Event, the Board of Directors of the Company may terminate the option effective upon the date of the Trigger Event or may accelerate the expiration of the option to a date not earlier than the fifteenth day after the Trigger Event. If the Board of Directors terminates the option, the Company shall make, within sixty days of the Trigger Event, a cash payment to the Recipient equal to the difference between the exercise price of the option and the fair market values of the shares that would have been subject to the terminated option on the date of the Trigger Event.

         11. ADMINISTRATION. The Stock Option Committee (or in its absence, the Compensation Committee or the Board of Directors of the Company, as may be applicable) shall have the power to interpret this Agreement and to adopt such rules for the administration, interpretation and application of the Agreement as are consistent herewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Stock Option Committee (or in its absence, the Compensation Committee or the Board of




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Directors of the Company, as may be applicable) in good faith shall be final and binding upon the Recipient, the Company and all other interested persons. No member of the Stock Option Committee (or in its absence, the Compensation Committee or the Board of Directors of the Company, as may be applicable) shall be personally liable for any action, determination or interpretation made in good faith with respect to this Agreement or any similar agreement to which the Company is a party.

         12. OPTIONS NOT TRANSFERABLE. Neither the option nor any interest or right therein or part thereof shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition is voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this paragraph 12 shall not prevent transfers by will or by the applicable laws of descent and distribution.

         13. SHARES TO BE RESERVED. The Company shall at all times during the term of the option reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of this Agreement.

         14. NOTICES. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary and any notice to be given to the Recipient shall be addressed to him at the address given beneath his signature below. By a notice given pursuant to this paragraph 14, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Recipient shall, if the Recipient is then deceased, be given to the Recipient's personal representative if such representative has previously informed the Company of his status and address by written notice under this paragraph 14. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope addressed as aforesaid, deposited (with postage prepaid) in a United States postal receptacle.

         15. TITLES. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

         16. NOTIFICATION OF DISPOSITION. The Recipient shall give prompt notice to the Company of any disposition or other transfer of any shares of stock acquired under this Agreement if such disposition or transfer is made within two (2) years from the date of the exercise of an option with respect to such shares. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Recipient in such disposition or other transfer.

         17. INCORPORATION OF PLAN BY REFERENCE. The option is granted in accordance with the terms and conditions of the Plan, the terms of which are incorporated herein by reference, and the Agreement shall in all respects be interpreted in accordance with the Plan. Any term used in the Agreement that is not otherwise defined in the Agreement shall have the meaning assigned to it by the Plan.




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         IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties as of the date first written above.


                                         POWERCERV CORPORATION


                                         By:
                                            -----------------------------------


                                         Title:       Chairman and CEO
                                               --------------------------------




                                         RECIPIENT

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                                         --------------------------------------
                                         Print Name

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                                         Street Address

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                                         City, State and Zip Code




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